UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 29, 2003

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 12.	Results of Operations and Financial Condition.

The following information that is required to be furnished under Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 29, 2003, OSI Systems, Inc. (the “Company”) issued a press release on the subject of revenues and earnings for the fiscal second quarter 2004 as set forth below.

OSI Systems Reports Revenues and Earnings for Fiscal First Quarter 2004

•	Earnings per diluted share of $0.09

•	Earnings per diluted share includes $0.05 in restructuring charges, and $0.01 for reduction in market value of equity investment

Hawthorne, CA, October 29, 2003—OSI Systems, Inc. (Nasdaq: OSIS), today announced its revenues and earnings for the first quarter of fiscal 2004, which ended September 30, 2003.

The Company’s revenues for the first quarter of fiscal 2004 were $38.6 million, compared to $37.1 million in the same quarter last year, an increase of $1.5 million or 4%.

The company announced net income of $1.3 million or $0.09 per diluted share for the first quarter ended September 30, 2003, compared to $0.24 in the same quarter last year. This quarter’s results included pre-tax restructuring costs of $1.1 million, or $0.05 per diluted share (after tax) for the write down of equipment and leasehold improvements and other costs relating to the consolidation of manufacturing processes and facilities of certain optoelectronics and medical subsidiaries of the Company. In addition, the current quarter also included a $0.01 per diluted share charge for the reduction in market value of a previously disclosed strategic equity investment.

OSI Systems had provided revenue guidance for the first quarter of fiscal 2004 of $40 million to $42 million. The shipment of two cargo inspection systems which had been scheduled to ship in September was delayed for reasons unrelated to manufacturing or installation. As a result, revenue for the first quarter was slightly below the guidance provided. Of these two systems, one has already shipped and the remaining system is completed and pending the customer’s determination of the delivery location. As OSI Systems has discussed in past public statements, the sale of cargo inspection systems causes a certain degree of variability in quarterly revenues, as the timing of shipment of such systems is not always certain.

Additionally, OSI Systems’ management increased revenue guidance for fiscal 2004 from the previously stated $180 million to $185 million to the new guidance of $190 million to $195 million. Management anticipates revenue for the fiscal second quarter ending December 31, 2003 to be in the range of $48 million to $49 million.

“In this competitive environment we have recently announced bookings of nearly $11 million in large cargo inspection system orders,” said Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer. “These bookings include $5.6 million in international orders, $3.4 million to the U.S. Air Force, and $2 million in a follow-on order from the Romanian government.”

“Our operational results for the first quarter met our expectations,” Chopra stated. “The internal restructuring and consolidation we have embarked on will streamline our operations and result in long-term cost savings to the Company. Vertical integration and diversity are the cornerstones of OSI Systems’ corporate strategy. Our recent creation of our OSI Electronics and OSI Defense Systems subsidiaries will serve us towards those purposes as we seek to offer our customers a better selection of both proprietary end products as well as a compelling suite of manufacturing services.”

OSI Systems, Inc. will webcast the live earnings call over the Internet at 2:30 p.m. PT, today. To listen, please log on www.fulldisclosure.com and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the presentation and will be archived on www.fulldisclosure.com.

A telephonic replay of the call will also be available from 4:30pm Pacific Time on October 29 to 4:30pm Pacific Time on October 30. The replay may be accessed by calling 800-633-8284 and entering the conference call identification number 21164277.

About OSI Systems Inc.

OSI Systems Inc. is a diversified global developer, manufacturer and seller of optoelectronic-based components and systems. The Company has more than 30 years of optoelectronics experience, and through its family of subsidiaries, competes in four specific growth areas: OEM Manufacturing, Security, Medical and Fiber Optics. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our expectations, goals or intentions about the future, including, but not limited to, statements regarding benefits that may stem from restructuring efforts, acquisitions activities, and the receipt of additional large cargo orders. The actual results may differ materially from those described in or implied by any forward-looking statement. In particular, there can be no assurance that the Company’s restructuring efforts will provide long-term benefits and that any acquisitions activities will ultimately be successful. In addition, there can be no assurance that orders for the Company’s large cargo group product will remain in line with current expectations. Other important factors are set forth in our Securities and Exchange Commission filings, including our From 10-K for the year ended June 30, 2003. All forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.

OSI SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three months ended September 30,
	2003	2002
Revenues	$38,645	$37,101
Cost of goods sold	26,079	24,121

Gross profit	12,566	12,980
Operating expenses:
Selling, general and administrative	7,521	6,819
Research and development	2,037	1,546
Restructuring charges	1,061

Total operating expenses	10,619	8,365

Income from operations	1,947	4,615
Interest income, net	(223)	(174)
Impairment of equity investment	247

Income before provision for income taxes and minority interest	1,923	4,789
Provision for income taxes	583	1,583

Income before minority interest	1,340	3,206
Minority interest	(57)	(5)

Net income	$1,283	$3,201

Earnings per share	$0.09	$0.25

Diluted earnings per share	$0.09	$0.24

Weighted average shares outstanding	14,538,734	12,822,395

Weighted average shares outstanding – assuming dilution	14,955,733	13,356,008

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2003	June 30, 2003
Cash and cash equivalents	$89,969	$94,246
Investments	4,649	3,973
Accounts receivable, net of allowance for doubtful accounts	32,902	36,901
Inventory	44,403	42,415
Other current assets	9,821	9,477

Total current assets	181,744	187,012
Non current assets	44,766	42,526

Total	$226,510	$229,538

Current portion of long-term debt	2,625	2,625
Other current liabilities	37,419	42,471

Total current liabilities	40,044	45,096
Long-term debt	1,143	1,838
Other long term liabilities	2,076	1,970
Minority interest	292	235
Shareholders’ equity	182,955	180,399

Total	$226,510	$229,538

Contact:

OSI Systems, Inc.

Sanjay Sabnani, 310-349-2245

sanjay@typcap.com

*******

The Company, during its earnings conference call on October 29, 2003, discussed several matters that were not contained in the above press release. The conference call was publicized via press release, and was webcast live and as a recording.

The Company provided earnings per share guidance of $0.18 to $0.20 for the fiscal second quarter 2004, ending December 31, 2003. At September 30, 2003, the backlog amount for the Company was approximately $64.5 million, including backlog for the Cargo Group of approximately $17 million. These figures do not include backlog of approximately $10 million for OSI Electronics, Inc. and approximately $2 million in a follow-on order from Romania to the Cargo Group, each of which was obtained in October 2003.

The Company’s earnings per diluted share were $0.09 for the quarterly period ended September 30, 2003. This figure includes a restructuring charge, after tax, of $0.05 per diluted share, as well as a reduction in the market value of an equity investment in the amount of $0.01 per diluted share, after tax. Excluding the restructuring charge and the reduction in market value of the equity investment, the Company’s pro-forma earnings per diluted share were $0.15 for the period. The Company provides this information in recognition of published analyses of the Company’s performance made in the absence of such charges. The following table reconciles the Company’s pro-forma earnings per diluted share excluding the restructuring charge and the reduction in market value of the equity investment to the Company’s GAAP earnings per diluted share.

GAAP Earnings per diluted share	$0.09
Restructuring charge	$0.05
Reduction in market value of equity investment	$0.01

Pro-forma earnings per diluted share excluding restructuring charge and reduction in market value of equity investment	$0.15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYTEMS, INC.

Date: November 3, 2003	By:	/s/ Victor Sze
Victor Sze Secretary and General Counsel